Exhibit 10.11

EXECUTION VERSION

INVESTOR’S RIGHTS AGREEMENT

This Investor’s Rights Agreement (“Agreement”) is made as of the 20th day of June, 2018, between LINKBANCORP, Inc., a Pennsylvania corporation (the “Company”), and FJ Capital Management LLC, Financial Hybrid Opportunity Fund LLC and Financial Hybrid Opportunity SPV I LLC (collectively, the “Investor”).

W I T N E S S E T H :

WHEREAS, the Company and the Investor have entered into that certain Subscription Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company’s common stock.

WHEREAS, Company understands and acknowledges that the execution and delivery of this Agreement is a material inducement to Investor to enter into the Subscription Agreement

WHEREAS, the Company desires to induce the Investor to purchase the shares of common stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above, and intending to be legally bound hereby, the undersigned agree as follows:

1.

Incorporation of Recitals and Defined Terms. The recitals set forth above are a material part of this Agreement and are hereby adopted and incorporated herein by reference. Capitalized terms not otherwise defined herein have the meaning given to them in the Purchase Agreement.

2.

Investor’s Information Right. For so long as the Investor, directly or through one or more affiliates, continues to hold any common stock purchased pursuant to the Purchase Agreement, without limitation or prejudice of any of the rights provided to the Investor under the Purchase Agreement or any other agreement or otherwise, the Company shall:

(i) provide the Investor or its designated representative with (A) unaudited consolidated balance sheets and statements of income and cash flows of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis as of the end of each quarter of each fiscal year of the Company as soon as practicable after preparation thereof but in no event later than ninety (90) days after the end of such quarter, and (B) audited consolidated balance sheets and statements of income and cash flows of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis with respect to each fiscal year end statement, as soon as practicable after preparation thereof but in no event later than one hundred and twenty (120) days after the end of such fiscal year together with an auditor’s report thereon of a firm of established national reputation;

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(ii) to the extent the Company or any of its subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or any subsidiary to prepare such reports, provide the Investor or its designated representative with any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise, actually prepared by the Company or any of its subsidiaries within five (5) days of a request for such reports by the Investor; provided that, in each case, if the Company makes the information described in clauses (ii) and (iii) of this Section 2 available through public filings on the EDGAR system or any successor or replacement system of the U.S. Securities and Exchange Commission, the delivery of the information shall be deemed satisfied by such public filings; and

(iii) make appropriate officers and directors of the Company, and its subsidiaries, available periodically and at such times as reasonably requested by the Investor for consultation with the Investor or its designated representative, but not more frequently than once per calendar quarter, with respect to matters relating to the business and affairs of the Company and its subsidiaries.

(iv) provide access to monthly and interim Board reports for the Company and the Bank within five (5) days of a request for such reports by the Investor, but not more frequently than once per calendar quarter.

3.	Registration Rights.

(a) Required Registration. On or before the fifth anniversary of the Closing (the “Filing Deadline”), the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement covering the shares of Company common stock purchased by the Investor pursuant to the Purchase Agreement (the “Registrable Securities”).

(b) Company Registration. If, but without any obligation to do so, the Company proposes to effect an underwritten offering of any shares of common stock or other securities issued by it on behalf of itself or any other shareholders of the Company (“Other Securities”) for public sale under the Securities Act of 1933, as amended (the “Securities Act”), (whether proposed to be offered for sale by the Company or by any other person) on a form which would permit registration of Registrable Securities for sale to the public under the Securities Act prior to the Filing Deadline , then the Company will give the Investor notice thereof (which notice the Investor shall keep confidential) as soon as practicable and upon the written request of the Investor received by the Company within ten (10) business days after the delivery of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of by the Investor) the Company will use its commercially reasonable efforts to effect the registration of all Registrable Securities which the Company has been so requested to register by the Investor; provided, that:

(i) the failure of the Investor to respond within such ten (10) business day period shall be deemed to be a waiver of such Investor’s rights under this Section 3(b);

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(ii) if, at any time after giving such notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give notice of such determination to the Investor, and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities;

(iii) the Company will not be required to effect any registration of Registrable Securities requested to be registered pursuant to this Section 3(b) if the Company shall have been advised by the lead underwriter in connection with the public offering of the Other Securities that the number of shares of common stock proposed to be included in such registration, including all Registrable Securities and all Other Securities proposed to be included in such underwritten offering, exceeds the number of shares of common stock which can be sold in such offering without materially delaying or jeopardizing the success of such offering and/or that the number of shares of common stock proposed to be included in any such registration would adversely affect the price per share of the common stock to be sold in such offering, in which case the Company shall include in such registration (i) first, the number of shares of common stock that the Company proposes to sell; (ii) second, as many of the Investor’ s Registrable Shares as can be reasonably accommodated in such registration statement; and

(iv) the Company shall not be required to effect any registration of Registrable Securities under this Section 3(b) incidental to the registration of any of its securities (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of common stock, (iv) in connection with an offering solely to employees of the Company or its subsidiaries, or (v) relating to a transaction pursuant to Rule 145 of the Securities Act.

(c) Registration Expenses. The Company shall pay all Registration Expenses (as defined below) with respect to any registration of Registrable Securities pursuant to this Section 3, regardless of whether the registration statement filed in connection with such registration becomes effective. The Investor shall be solely liable for the payment of any Selling Expenses (as defined below) applicable to the sale of Registrable Securities by the Investor. “Registration Expenses” means any and all out-of-pocket expenses incident to

EXECUTION VERSION

the performance of or compliance with Section 3 of this Agreement. including. without limitation, (i) all Commission, Financial Industry Regulatory Authority and securities exchange registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with ‘‘blue sky” qualifications of the Registrable Securities). (iii) all processing, printing, copying, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange. (v) all fees and disbursements of counsel for the Company and of its independent public accountants, and (vi) the fees and expenses of any special experts retained by the Company in connection with a registration under this Agreement. but excluding Selling Expenses. “Selling Expenses” means all underwriting discounts or broker fees. selling commissions or similar fees or arrangements and transfer taxes, if any. applicable to the sale of Registrable Securities by the Investor, and all fees and disbursements of counsel for the Investor.

4.	Preemptive Rights.

(a) Sale of New Securities. For so long as the Investor. together with its affiliates. owns 4.9% or more of all of the outstanding shares of common stock (before giving effect to any issuances triggering provisions of this Section), if at any time after the date hereof the Company makes any private offering or sale of common stock, or securities convertible into common stock (any such security. a “New Security”) (other than (i) any common stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated to be issued as of the date hereof, including. for the avoidance of doubt, the exercise of any warrants by certain founding employees of the Company as described in the private placement memorandum delivered to the Investor in connection with the Offering; (ii) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction), then the Investor shall be afforded the opportunity to acquire from the Company for the same price and on the same terms as such New Securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate common stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction. the numerator of which is the sum of (i) the number of shares of common stock held by the Investor, if any. and (ii) the number of shares of common stock represented by any securities convertible into common stock held by the Investor on an as-converted basis as of such date. if any, and the denominator of which is the sum of (i) the number of shares of common stock then outstanding. (ii) the number of shares of common stock represented by any securities convertible into common

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stock on an as-converted basis as of such date. Notwithstanding anything herein to the contrary, in no event shall the Investor have the right to purchase securities hereunder to the extent such purchase would result in the Investor, together with its affiliates, owning a greater percentage interest in the Company than the Investor held immediately prior to the issuance of the New Securities (counting for such purposes all shares of common stock into or for which any securities owned by the Investor are directly or indirectly convertible or exercisable).

(b) Notice. In the event the Company proposes to offer or sell New Securities through a private offering (the “New Securities Offering”), concurrently with its commencement of marketing efforts for such New Securities Offering it shall give the Investor notice of its intention to offer the New Securities, the number of such New Securities to be offered and the price and terms, if any, upon which it proposes to offer the New Securities. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified on the Investor’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of the Investor without the consent of one of the designated individuals. The Investor shall have ten (10) business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4 and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4(a). Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond within such ten (10) business day period shall be deemed to be a waiver of such Investor’s rights under this Section 4 only with respect to the New Securities Offering described in the applicable notice.

(c) Purchase Mechanism. If the Investor exercises its rights provided in this Section 4, the closing of the purchase of the New Securities by the Investor will occur no earlier than the closing of the New Securities Offering triggering the right being exercised by the Investor.

(d) Non-Cash Consideration. In the case of the offering of New Securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the New Securities being offered as of the date the Board of Directors authorizes the New Securities Offering.

(e) No Assignment of Rights. The rights of the Investor in this Section 4 shall be personal to the Investor and the transfer, assignment and/or conveyance of said rights from the Investor to any other person and/or entity is prohibited and shall be void and of no force or effect; provided, however, Investor may assign its rights in this Section 4 to another fund managed by FJ Capital Management LLC.

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5.	Miscellaneous.

(a) Termination. The rights described herein shall terminate and be of no further force or effect with respect to the Investor upon the earlier of: (i) immediately before the Company’s first underwritten public offering of its common stock under the Securities Act, (ii) the listing of the shares of the Company’s common stock on any national securities exchange or nationally recognized automated quotation system on which the shares of the common stock of the Company are listed, traded, exchanged or quoted, (iii) when the Company first becomes subject to the periodic reporting requirements of Section I2(g) or 15(d) of the Exchange Act and (iv) such time as the Investor no longer holds any securities of the Company. The confidentiality provisions in Section 5(k) hereof will survive any such termination.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing among any of the parties hereto are expressly canceled.

(c) Successors and Assigns. Except as otherwise provided in this Agreement, and subject to the restriction on transfer set forth in the Purchase Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties; provided, however, that the Investor’s rights pursuant to this Agreement shall inure only to an assignee of the Investor who has acquired more than 50 percent of the common stock then owned by the Investor, but in no event less than 50 percent of the common stock being acquired by the Investor pursuant to the Purchase Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d) Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and will be effective and deemed to have been received (i) when delivered in person, (ii) when receipt is acknowledged by recipient if sent by fax or e-mail, (iii) five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices will be addressed as follows:

If to the Company:

LINKBANCORP, Inc.

3045 Market Street, Camp Hill

Pennsylvania 17011

Attention: Andrew Samuel

Chief Executive Officer

Phone: (717) 798-4230

Email: momsaml0l@aol.com

EXECUTION VERSION

With a copy to:

Richard Schaberg

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

Phone: (202) 637-5671

Email: richard.schaberg@hoganlovells.com

If to the Investor:

To the address set forth under the Investor’s name on the signature page hereof; or such other address as may be designated in writing hereafter, in the same manner, by such person.

(e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

(f) Delays or Omissions; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(g) Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(h) Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Pennsylvania without giving effect to principles of conflicts of laws.

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(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(k) Confidentiality. The Investor agrees that, except with the prior written permission of the Company, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the Company or any other party to which the Investor has been or shall become privy by reason of this Agreement. The provisions of this section shall be in addition to, and not in substitution for, the provisions of any separate confidentiality agreement executed by the parties hereto with respect to the transactions contemplated hereby.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LINKBANCORP, Inc.

By:	/s/ Brent S. Smith

Name:	Brent S. Smith
Title:	President and Chief Lending Officer

FJ CAPITAL MANAGEMENT LLC

By:	/s/ Martin Friedman

Name:	Martin Friedman
Title:	Managing Member

FINANCIAL HYBRID OPPORTUNITY FUND LLC
By:	FJ Capital Management LLC
Its:	Managing Member

By:	/s/ Martin Friedman

Name:	Martin Friedman
Title:	Managing Member

FINANCIAL HYBRID OPPORTUNITY SPV I LLC
By:	FJ Capital Management LLC
Its:	Managing Member

By:	/s/ Martin Friedman

Name:	Martin Friedman
Title:	Managing Member

Address for Notices:

FJ Capital Management LLC
c/o Jeffrey Kashdin and Martin Friedman
1313 Dolley Madison Blvd Suite 306
McLean, VA 22101
Attention: Jeffrey A. Kashdin

Phone:	###-##-####
E-mail:	mfriedmna@fjcapital.com;
jkashdin@fjcapital.com